Exhibit 99.1
Combined Financial Statements and Report of
Independent Certified Public Accountants
ALAMO PHARMACEUTICALS, LLC
AND AFFILIATED COMPANIES
December 31, 2005 and 2004

CONTENTS

Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	3

FINANCIAL STATEMENTS

COMBINED BALANCE SHEETS	4

COMBINED STATEMENTS OF OPERATIONS	5

COMBINED STATEMENTS OF MEMBERS’ DEFICIT	6

COMBINED STATEMENTS OF CASH FLOWS	7

NOTES TO COMBINED FINANCIAL STATEMENTS	8-20

SUPPLEMENTAL INFORMATION

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SUPPLEMENTAL INFORMATION	22

COMBINING BALANCE SHEET SCHEDULE	23-24

COMBINING SCHEDULE OF OPERATIONS	25

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Members of Alamo Pharmaceuticals, LLC and Affiliated Companies
We have audited the accompanying combined balance sheets of Alamo Pharmaceuticals, LLC and Affiliated Companies (collectively, the “Company”), all of which are under common ownership and common management as of December 31, 2005 and 2004 and the related combined statements of operations and members’ deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Alamo Pharmaceuticals, LLC and affiliated companies as of December 31, 2005 and 2004, and the combined results of their operations and their combined cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Los Angeles, California
May 5, 2006

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINED BALANCE SHEETS
December 31,

	2005	2004
ASSETS
CURRENT ASSETS
Cash	$402,219	$454,518
Accounts receivable	1,352,762	—
Related party receivable	26,705	129,313
Inventories	3,165,530	2,012,668
Prepaid expenses and other current assets	442,395	392,028

Total current assets	5,389,611	2,988,527

PROPERTY AND EQUIPMENT — NET	2,231,782	2,668,352
DEPOSITS	195,498	195,498

Total assets	$7,816,891	5,852,377

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,940,108	$1,093,084
Accrued liabilities	1,815,800	848,998
Capital lease obligations — current portion	245,555	215,818
Net deferred revenue	6,616,346	4,427,121
Line of credit — due on demand	11,815,361	—
Member loans	177,958	170,016

Total current liabilities	22,611,128	6,755,037

CAPITAL LEASE OBLIGATIONS	423,911	626,135
DEFERRED RENT	82,373	104,839
LINES OF CREDIT	44,197,687	38,309,827

Total liabilities	67,315,099	45,795,838

COMMITMENTS AND CONTINGENCIES	—	—

MEMBERS’ DEFICIT
Capital contributions	3,622,122	3,568,931
Accumulated deficit	(63,120,330)	(43,512,392)

Total members’ deficit	(59,498,208)	(39,943,461)

Total liabilities and members’ deficit	$7,816,891	$5,852,377

The accompanying notes are an integral part of these statements.

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINED STATEMENTS OF OPERATIONS
Years ended December 31,

	2005	2004
Net revenue	$3,055,286	$—

Cost of goods sold	673,704	—

Gross profit	2,381,582	—

Operating expenses:
Selling, general and administrative	16,032,966	11,136,787
Research and development	3,616,930	4,790,728

Total operating expenses	19,649,896	15,927,515

Loss from operations	(17,268,314)	(15,927,515)

Other expenses:
Interest expense	(2,339,624)	(887,496)
Loss on disposal of assets	—	(2,731)

Total other expenses	(2,339,624)	(890,227)

NET LOSS	$(19,607,938)	$(16,817,742)

The accompanying notes are an integral part of this statement.

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINED STATEMENTS OF MEMBERS’ DEFICIT
Years ended December 31, 2005 and 2004

	Capital
	Contributions	Deficit	Total
Balance at December 31, 2003	$3,463,314	$(26,694,650)	$(23,231,336)
Non-cash equity-based compensation	105,617	—	105,617
Net loss	—	(16,817,742)	(16,817,742)

Balance at December 31, 2004	3,568,931	(43,512,392)	(39,943,461)
Non-cash equity-based compensation	54,957	—	54,957
Member distribution	(1,766)	—	(1,766)
Net loss	—	(19,607,938)	(19,607,938)

Balance at December 31, 2005	$3,622,122	$(63,120,330)	$(59,498,208)

The accompanying notes are an integral part of this statement.

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINED STATEMENTS OF CASH FLOWS
Years ended December 31,

	2005	2004
Cash flows from operating activities:
Net loss	$(19,607,938)	$(16,817,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash equity-based compensation	54,957	105,617
Depreciation and amortization	634,336	191,713
Deferred rent	(22,466)	104,839
Changes in operating assets and liabilities:
Accounts receivable	(1,352,762)	—
Related party receivable	102,608	(129,313)
Inventories	(1,152,862)	(1,587,668)
Prepaid expenses and other current assets	(50,367)	(67,009)
Deposits	—	(37,344)
Accounts payable	847,024	(611,510)
Accrued liabilities	966,802	410,244
Deferred revenue	2,189,225	4,427,121

Net cash used in operating activities	(17,391,443)	(14,011,052)

Cash flow from investing activities:
Purchases of property and equipment	(142,523)	(1,816,239)

Cash flows from financing activities
Lines of credit	17,703,221	16,195,000
Payments on capital lease obligations	(229,496)	(61,526)
Member loans	7,942	120,016

Net cash provided by financing activities	17,481,667	16,253,490

Increase (decrease) in cash	(52,299)	426,199

Cash, beginning of year	454,518	28,319

Cash, end of year	$402,219	$454,518

Supplemental disclosures of cash flow information:
Cash paid during the year

Interest	$2,213,001	$855,048

Supplemental disclosures of noncash investing and financing activities:
During 2005 and 2004 the Company acquired certain automobiles by entering into capital lease obligations in the amount of $57,009 and $887,826, respectively. Also, in 2005, the Company transferred to its founding member equipment with a net book value of $1,766.
The accompanying notes are an integral part of this statement.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE A — ORGANIZATION AND PRINCIPLES OF COMBINATION
Alamo Pharmaceuticals, LLC was formed on March 13, 2000 to acquire, develop, manufacture, and market pharmaceutical products. The combined financial statements include the accounts of Alamo Pharmaceuticals, LLC; R.T. Alamo, LLC; and Alamo Ventures I, LLC; (collectively, the “Company”). These companies are affiliated by common ownership and management. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.
The 2004 combined financial statements also include the accounts of Alamo Ventures III, LLC. In December 2005, Alamo Ventures III, LLC was dissolved, and its net assets, which were not significant, were merged into Alamo Pharmaceuticals, LLC.
Prior to the year ended December 31, 2004, the Company was a development stage company. During 2004, the Company commenced production and shipment of one of its products to customers.
In the course of its development activities, the Company has sustained recurring losses from operations. Furthermore, as of December 31, 2005 and 2004, the Company has negative working capital and a members’ deficit. The Company will require additional cash to fund its operations in the future. The Company’s principal sources of cash consist of loans from its founding member (see Note E) and borrowings available under its bank lines of credit (see Note F). Management believes that the Company’s cash balances and borrowings available under its credit agreements will be sufficient to meet operating needs at least through 2006.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:
Revenue Recognition and Deferred Revenue
The Company has one product that it sells primarily to wholesale pharmaceutical companies and retail pharmacies, which have the right to return purchased product generally during the period from six months prior to the product’s expiration date through 12 months after the expiration date. The Company’s initial release of the product, which occurred in July 2004, expires two years after its date of production. In June 2005 the Company received approval from the Food and Drug Administration (FDA) extending the expiration date of the product to three years.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Revenue Recognition and Deferred Revenue (continued)
The Company has sales agreements with its customers, various states, hospitals and other medical institutions throughout the United States that provide sales incentives in the form of rebates and price discounts related to the sale of its product.
In accordance with Statement of Financial Accounting Standards (SFAS) No. 48, Revenue Recognition When Right of Return Exists, the Company defers recognition of revenue on product shipments because it is unable to reasonably estimate returns relating to these shipments due to its lack of historical experience in selling it’s product and the duration of the return period. The Company recognizes revenue when product is dispensed through patient prescriptions. The Company estimates prescription units dispensed based on rebates it pays related to various state rebate programs, wherein such states submit rebate payment requests to the Company for prescriptions dispensed through the programs. Revenue is recognized net of discounts and rebates of $1,567,005 for the year ended December 31, 2005.
Net deferred revenue represents cash received and accounts receivable on product shipments for which revenue recognition criteria has not been met in accordance with SFAS No. 48. Deferred revenue is net of sales incentives of approximately $1,100,000 and $100,000 at December 31, 2005 and 2004, respectively. The cost of product shipped to customers that has not been recognized as cost of goods sold due to the Company’s revenue recognition policy is included in inventories as inventory subject to return (see Note C).
Sales incentives are deferred until the related product shipments are recognized as revenue. Sales incentives and product returns are recorded against net revenue or net deferred revenue as appropriate.
The amount of net deferred revenue that ultimately will be recognized as net revenue in the combined financial statements cannot be determined as the Company is unable to reasonably estimate product returns. The Company received product returns in 2006 in the amount of approximately $2,300,000 that will result in the reduction of net deferred revenue by that amount.
The Company analyzes products shipped, product returns, rebate and other sales incentive information, and distribution channel data including information provided by an external independent source, IMS Health, Inc. to evaluate the level of products that have been dispensed to patients through prescriptions.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Concentration of Credit Risk
The Company extends credit to customers in the normal course of business. Three customers accounted for approximately 28.9%, 28.5% and 27.0%, respectively, of the Company’s product shipments in 2005. Amounts due from these customers comprised 81.3% of accounts receivable at December 31, 2005.
The Company outsources substantially all of its inventory production and product fulfillment operations to three third party corporations under supply and distribution agreements.
Research and Development Costs
Research and development costs include fees and costs paid to external service providers. Costs of external service providers include both clinical trial costs and the costs associated with non-clinical support activities such as manufacturing process development and regulatory affairs. External service providers include contract research organizations, contract manufacturers and physician investigators. Research and development costs are charged to expense as incurred.
Inventories
Inventories are stated at the lower of cost, using the first-in first-out (FIFO) method, or market.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. The cost of an asset comprises its purchase price and directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, major improvements and renewals are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are sold, retired or otherwise disposed of, their cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in income for the period.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Depreciation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

Automobiles under capital lease	3 years
Computer equipment and software	5 years
Furniture, fixtures and equipment	7 years
Leasehold improvements are amortized over the lesser of the asset’s estimated useful life or the lease term.Fully depreciated assets are retained in the accounts until they are no longer in use.
Capitalized Software Costs
Costs incurred in software development are accounted for under the American Institute of Certified Public Accountants (AICPA) Statement of Position No. 98-1, Software Developed for Internal Use (SOP 98-1), whereby direct costs related to development and enhancement of internal use software is capitalized, and costs related to maintenance, are expensed as incurred. These internal use software development costs are amortized on a straight line basis over the estimated useful life of five years.
Deposits
The Company has a refundable deposit in the amount of $150,000 related to a drug licensing agreement.
Impairment of Long-Lived Assets
The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Equity-Based Compensation
The Company’s founding member has transferred LLC units to certain employees and non-employees as described in Note G. The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations for LLC units transferred to employees. Had the Company applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to account for the LLC units transferred to employees, the results of operations would not have been materially different.
The Company applies SFAS No. 123 and the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Good or Services, for LLC units transferred to non-employees. EITF 96-18 provides that such transactions should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company measures the compensation cost related to units transferred to non-employees based on the fair value of the equity instruments issued.
Leases
Leases, which transfer to the Company substantially all risks and benefits incidental to ownership of the leased item, are classified as capital leases and are recognized as assets and liabilities in the balance sheets at amounts equal at the inception of the lease to the fair value of the leased property or, if lower, at the present value of minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are directly charged against income as interest expense. Capitalized leased assets are amortized over the shorter of the estimated useful life of the asset or the lease term.
Income Taxes
The combined companies are limited liability companies. The income or loss of the companies is included in the income tax returns of their members. Consequently, no provision for federal income taxes is recorded in the accompanying combined financial statements. However, under California law, a minimum franchise tax of $800 per entity and gross receipts taxes are imposed upon the companies and are provided for in the combined financial statements.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Financial Statement Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include fair value measurements related to LLC units transferred to employees and non-employees as described in the Note G.
NOTE C — INVENTORIES
Inventories consist of:

	December 31,
	2005	2004
Finished goods	$1,038,282	$747,603
Work-in-process	878,346	—
Raw materials	375,811	471,750
Inventory subject to return	984,519	793,315

	3,276,958	2,012,668

Less allowance for estimated product expirations	(111,428)	—

	$3,165,530	$2,012,668

Inventory subject to return represents the cost of the Company’s products shipped to customers that has not been recognized as cost of goods sold based on the Company’s revenue recognition policies. (See Note B).

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE D — PROPERTY AND EQUIPMENT
Property and equipment consist of:

	December 31,
	2005	2004
Automobiles under capital leases	$1,062,336	$1,005,326
Computer equipment and software	1,414,120	1,278,270
Furniture, fixtures and equipment	420,918	418,809
Leasehold improvements	203,727	203,727

	3,101,101	2,906,132
Less accumulated depreciation and amortization	(869,319)	(237,780)

	$2,231,782	$2,668,352

NOTE E — MEMBER LOANS
The Company has a revolving loan agreement with its founding member. Loans payable to the member are payable by the Company upon demand by the member and accrue interest at 5% per annum payable monthly. As of December 31, 2005 and 2004, loans amounting to $177,958 and $170,016, respectively, including accrued interest of $13,959 in 2005 and $6,016 in 2004, were outstanding. Interest expense related to these loans totaled $7,943 and $6,016 in 2005 and 2004, respectively.
NOTE F — LINES OF CREDIT
The Company has credit agreements with a bank, which provide the Company with available revolving lines-of-credit aggregating up to $45 million and $40 as of December 31, 2005 and 2004, respectively. Outstanding borrowings accrue interest at a variable rate equal to either the bank’s prime rate minus 1% or 1.25% above the London Interbank Offered Rate (LIBOR). At December 31, 2005 and 2004, the interest rate was 5.625% and 4.35%, respectively. Borrowings outstanding under the lines-of-credit agreements are guaranteed by the Company’s founding member and are collateralized by a securities account of the founding member that is maintained at the bank. Outstanding borrowings under the credit agreements are due on November 1, 2007.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE F — LINES OF CREDIT — Continued
Additionally, the Company has a loan agreement with a different financial institution with revolving line-of-credit availability of $15 million and $10 million as of December 31, 2005 and 2004, respectively. Borrowings under the loan agreement are due on demand and are guaranteed by the Company’s founding member and are collateralized by a securities account of the founding member. Interest is LIBOR plus 1.375% or at a fixed rate as elected by the Company. The interest rate on outstanding borrowings of $11,815,361 was 5.835% at December 31, 2005. There are no outstanding borrowings as of December 31, 2004. On April 5, 2006, the available credit was increased to $19 million.
NOTE G — MEMBERS’ DEFICIT
Capitalization
The combined companies were formed as limited liability companies in the state of California and were initially capitalized by their founding member who purchased 13,000,000 units for cash of $130,000, or $0.01 per unit. In October 2000, United HealthCare Services, Inc. purchased 300,000 units of Alamo Pharmaceuticals, LLC (“Alamo”) for cash of $2,000,000, or $6.67 per unit
The companies’ members are subject to limited liability company agreements (the “LLC Agreements”). The following are significant terms of such agreements:
•	The members have agreed to treat the companies as partnerships for federal income tax purposes with taxable income and losses being allocated to the members in proportion to each member’s ownership interest.

•	Other than the founding member of each entity, members do not participate in the management or control of the Company’s business.

•	No member shall be liable for the repayment, satisfaction, or discharge of any of the Company’s liabilities in excess of the balance of such member’s adjusted capital account, as defined in the LLC Agreements.

•	The founding member may designate one or more officers or agents to act in the name of the Company.

•	In the event that the founding member proposes to transfer his entire membership interest or a portion of his membership interest representing 50 percent of the units held by the founding member, then the founding member shall have the right to require that each member participate in the transfer.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE G — MEMBERS’ DEFICIT — Continued
Transferred Units
During 2000, the founding member transferred 685,000 units (the “Transferred Units”) of his Alamo holdings to various individuals (the “Transferees”) for a purchase price of $0.01 per unit. The Transferred Units cannot be subsequently transferred without the consent of the founding member and are subject to vesting as follows:

Cumulative vesting percentage
Year 1	14-2/7%
Year 2	28-4/7%
Year 3	42-6/7%
Year 4	57-1/7%
Year 5	71-3/7%
Year 6	85-5/7%
Year 7	100%
The founding member may repurchase all or a portion of the Transferred Units at any time on or before the seventh anniversary date of the original transfer at a price equal to the product of the vested portion of the Transferred Units to be repurchased and the tax basis of the Transferred Units to be repurchased. The founding member may repurchase all or any portion of the Transferred Units at their fair value at any time after the seventh anniversary date of the original transfer and prior to a change of control event or the consummation of an initial public offering of Alamo.
Subject to the Alamo LLC Agreement, the Transferees are entitled to distributions and allocations from Alamo. In the event of a sale, as defined in the LLC Agreement, the net proceeds distributed to the Transferees shall be based on the number of Transferred Units.
Of the total 685,000 units transferred in 2000, 375,000 units were transferred to employees of Alamo and 310,000 units were transferred to non-employees for services to be performed. The consideration paid by the employees was equal to the fair value of such units on the date the units were transferred. Accordingly, no compensation cost was recorded.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE G — MEMBERS’ DEFICIT — Continued
Transferred Units (continued)
Compensation cost for the units transferred to non-employees is equal to the fair value of the units earned by the non-employees less the amount originally paid for the units. Equity-based compensation is recognized in each period during which the non-employees earn units. During the years ended December 31, 2005 and 2004, the Company did not recognize equity-based compensation to non-employees in the accompanying combined statements of operations.
During 2004, the founding member transferred 147,143 units to employees of Alamo at a purchase price of $.01 unit. The purchase price of the units was less than the fair value on the transfer date. Accordingly, equity – based compensation was recognized in the amount $54,957 and $105,617 in 2005 and 2004, respectively. No units were transferred in 2005.
During the year ended December 31, 2004, the founding member repurchased 72,714 Transferred Units, from employees and non-employees, at a purchase price of $0.01 per unit. No units were repurchased in 2005.
As of December 31, 2005 and 2004, 99,602 and 53,526, respectively, of the Transferred Units were vested.
NOTE H — RELATED PARTY TRANSACTIONS
The Company has certain transactions with related parties are follows:
•	The Company pays for consulting, and research and development costs, to certain minority members of the Company. For the years ended December 31, 2005 and 2004, these expenses totaled $1,295,402 and $1,590,521, respectively. Amounts payable to these related parties were $130,813 and $348,202 at December 31, 2005 and 2004, respectively, which are included in accounts payable in the accompanying combined balance sheets.

•	The Company also earns a management fee from a limited liability company owned by the Company’s founding member for certain administrative services provided to the limited liability company. Such management fees totaled $778 and $98,242 in 2005 and 2004, respectively. The Company has a receivable from the limited liability company of $26,705 and $129,313 at December 31, 2005 and 2004, respectively.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE H — RELATED PARTY TRANSACTIONS — Continued
•	The Company obtains loans from its founding member for working capital requirements and other purposes as described in Note E.
NOTE I — EMPLOYEE BENEFIT PLAN
The Company adopted a 401(k) plan for eligible employees in 2004. The plan provides for contributions as elected by the plan participants, but not in excess of the amount permitted under the Internal Revenue Code. The plan also provides for the Company to make discretionary matching contributions. The Company made no contributions to the plan in 2005 or 2004.
NOTE J — COMMITMENTS
Leases
The Company leases its corporate offices, located in California, under an operating lease that provides for annual renewals. Its sales and marketing offices, located in New Jersey, are leased under an operating lease that expires September 2009. Rent expense was $264,952 and $168,631 in 2005 and 2004, respectively.
The Company also leases certain automobiles, which are accounted for as capital leases. At December 31, 2005 and 2004, the net book value of automobiles under the capital leases was $728,602 and $952,412, respectively.

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE J — COMMITMENTS — Continued
Leases (continued)
Minimum future obligations under capital and operating leases as of December 31, 2005 are as follows:

	Capital	Operating
	Leases	Leases
Years ending December 31,
2006	$286,434	$197,741
2007	429,700	143,045
2008	14,734	135,912
2009	—	86,228

Total minimum lease payments	730,868	$562,926

Less amounts representing interest	61,402

Present value of minimum lease payments	669,466
Less current portion of obligations under capital leases	245,555

Long-term portion of obligations under capital leases	$423,911

Royalty Agreement
The Company has a Development, License and Supply Agreement (the “Agreement”) with a corporation, which holds intellectual property rights related to certain aspects of the development and production of the Company’s product. The Agreement grants an exclusive license to the Company to market, distribute and sell the product as defined in the agreement. The Agreement provides royalty rates of 5% to 6%, based on annual net sales and minimum annual royalty targets, as defined in the Agreement. Minimum annual royalty targets commencing six months after the date the product is launched, as defined in the Agreement, are as follows:

Years ending December 31,
2006	$150,000
2007	250,000
2008	300,000
2009	400,000
2010 and each year thereafter	400,000

$1,500,000

Alamo Pharmaceuticals, LLC and Affiliated Companies
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2005 and 2004
NOTE J — COMMITMENTS — Continued
Royalty Agreement (continued)
Royalty expense is recognized in cost of goods sold when revenue is recognized. Royalty expense was $152,662 in 2005. Royalty costs paid but not recognized as expense are included in prepaid expenses and other current assets in the accompanying combined balance sheets. Such costs amounted to $180,621 and $256,907 as of December 31, 2005 and 2004, respectively.
Employment Agreements
The Company has employment agreements with certain employees that provide compensation terms. The agreements include provisions for a bonus to be paid to the employees based on the employees’ annual salary in the event there is a change in control of the Company as defined in the employment agreement.
Phantom Unit Plan
The Company adopted a Phantom Unit Plan for eligible employees in April 2005. The plan provides each participant under the plan, in accordance with the terms of the plan and his/her grant agreements, to be eligible to receive a portion of an award pool at the time of a Qualifying Transaction as defined in the plan. For the purpose of the Plan, a Qualifying Transaction includes, but is not limited to, a qualified Initial Public Offering, sale of substantially all of the Company’s assets, or a change of ownership of more than 50%. As of December 31, 2005, the Company has not yet determined the award pool, no pool shares are vested, and there have been no Qualifying Transactions.
NOTE K — SUBSEQUENT EVENTS
During April 2006 the Company received a favorable settlement and payment in connection with certain litigation in which the Company was the plaintiff. The litigation was dismissed in April 2006. The payment to the Company, which it is prevented from disclosing under the terms of the settlement agreement, will be recognized in the year ending December 31, 2006.

SUPPLEMENTAL INFORMATION

Accountants and Business Advisors
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON
SUPPLEMENTAL INFORMATION
Members of Alamo Pharmaceuticals, LLC and Affiliated Companies
Our audits were conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole of Alamo Pharmaceuticals, LLC and its Affiliated Companies, all of which are under common ownership and common management as of December 31, 2005, which are presented in the preceding section of this report. The combining balance sheet schedule and combining schedule of operations is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.
/s/ GRANT THORNTON LLP
Los Angeles, California
April 26, 2006
Suite 300
1000 Wilshire Blvd.
Los Angeles, CA 90017-2464
T 213.627.1717
F 213.624.6793
W www.grantthornton.com
Grant Thornton LLP
US Member of Grant Thornton International

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINING BALANCE SHEET SCHEDULE
December 31, 2005

	Alamo
	Pharmaceuticals,
	LLC and R.T.
	Alamo Venture I,	R.T. Alamo
	LLC	LLC	Total
ASSETS
CURRENT ASSETS
Cash	$377,160	$25,059	$402,219
Accounts receivables	1,352,762	—	1,352,762
Related party receivable (payable)	(21,703)	48,408	26,705
Inventories	3,165,530	—	3,165,530
Prepaid expenses and other current assets	430,478	11,917	442,395

Total current assets	5,304,227	85,384	5,389,611

PROPERTY AND EQUIPMENT — NET	2,189,262	42,520	2,231,782

DEPOSITS	182,344	13,154	195,498

Total assets	$7,675,833	$141,058	$7,816,891

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINING BALANCE SHEET SCHEDULE — CONTINUED
December 31, 2005

	Alamo
	Pharmaceuticals,
	LLC and R.T.
	Alamo Venture I,	R.T. Alamo
	LLC	LLC	Total
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,926,516	$13,592	$1,940,108
Accrued liabilities	1,753,712	2,088	1,755,800
Capital lease obligations — current portion	245,555	—	245,555
Net deferred revenue	6,616,346	—	6,616,346
Line of credit — due on demand	11,815,361	—	11,815,361
Member loans	177,958	—	177,958

Total current liabilities	22,535,448	15,680	22,551,128

Capital lease obligations — long term portion	423,911	—	423,911
Deferred rent	82,373	—	82,373
Lines of credit	44,197,687	—	44,197,687

Total liabilities	67,239,419	15,680	67,255,099

MEMBERS’ EQUITY (DEFICIT)
Capital contributions	3,603,888	18,234	3,622,122
Retained earnings (accumulated deficit)	(63,167,474)	107,144	(63,060,330)

Total members’ deficit	(59,563,586)	125,378	(59,438,208)

Total liabilities and members’ deficit	$7,675,833	$141,058	$7,816,891

Alamo Pharmaceuticals, LLC and Affiliated Companies
COMBINING SCHEDULE OF OPERATIONS
Year ended December 31, 2005

	Alamo
	Pharmaceuticals,
	LLC and R.T.
	Alamo Ventures I,
	LLC	R.T. Alamo, LLC	Total
Net revenues	$3,055,286	$—	$3,055,286

Cost of goods sold	673,704	—	673,704

Gross profit	2,381,582	—	2,381,582

Operating expenses:
Selling, general and administrative	15,999,443	(26,477)	15,972,966
Research and development	3,616,930	—	3,616,930

Total operating expenses	19,616,373	(26,477)	19,589,896

(Loss) income from operations	(17,234,791)	26,477	(17,208,314)

Interest expense	(2,694,689)	355,065	(2,339,624)

NET (LOSS) INCOME	$(19,929,480)	$381,542	$(19,547,938)